UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2010

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-50831	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 326-5807

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the request of Regions Financial Corporation (“Regions”), on February 22, 2010, C. Dowd Ritter agreed to provide consulting services to Regions for up to five years following his March 31, 2010 retirement as Chief Executive Officer and as a member of Regions’ Board of Directors. The consulting agreement may be terminated at any time by Regions or Mr. Ritter without penalty or any additional fee. In addition to providing the consulting services, Mr. Ritter agreed not to compete with Regions or to solicit any employees of Regions for the duration of the consulting term. Under the consulting agreement, Regions agreed to pay Mr. Ritter fees in the amount of $475,000 for the first year of the consulting term, with fees being reduced annually over the consulting term to $100,000 for final year of the term.

Attached as Exhibit 10.1 is a copy of the consulting agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Consulting Agreement, dated February 22, 2010 between Regions Financial Corporation and C. Dowd Ritter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/S/ JOHN D. BUCHANAN
Name:	John D. Buchanan
Title:	Senior Executive Vice President, General Counsel and Corporate Secretary

Date: February 22, 2010